Exhibit 99.1

Digimarc Prices Underwritten Public Offering of Common Stock

BEAVERTON, Ore. – August 5, 2016 – Digimarc Corporation (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, today announced the pricing of an underwritten public offering of 1,233,333 shares of its common stock at a public offering price per share of $30.00. Digimarc Corporation has also granted the underwriters a 30-day option to acquire up to an additional 185,000 shares on the same terms and conditions to cover overallotments resulting from the offering. Digimarc Corporation expects to receive net proceeds of approximately $34,572,500, after the underwriting discount and estimated offering expenses, but excluding any exercise of the underwriter’s overallotment option. The offering is expected to close on August 10, 2016, subject to customary closing conditions.

Needham & Company and Cowen and Company are acting as joint book-running managers for the offering. Craig-Hallum Capital Group and B. Riley & Co. are acting as co-managers of the offering.

Digimarc Corporation intends to use the net proceeds from the offering for general working capital purposes as well as to accelerate the Company’s growth initiatives. These growth initiatives include increasing sales, marketing and operations resources for global expansion; supporting a growing supplier network, and feasibility and pilot projects with prospective customers; continuing development of tools and processes to support efficient, effective and timely implementation of its technology; and further research and intellectual property development.

The shares described above will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement on Form S-3, which was previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Needham & Company, LLC, 445 Park Avenue, New York, NY 10022, (800) 903-3268 or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department or by calling 631-274-2806. The registration statement, the accompanying prospectus, the preliminary prospectus supplement and the final prospectus supplement (when filed) will also be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is the inventor of the Digimarc Discover® platform featuring the imperceptible Digimarc Barcode for automatically identifying and interacting with virtually any media. Digimarc owns an extensive intellectual property portfolio, with patents in digital watermarking, content identification and management, media object discovery, and intuitive computing more generally.

Forward-looking Statements

With the exception of historical and factual information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding Digimarc’s expectations with respect to the completion, timing and size of its proposed public offering, and the expected proceeds and use thereof, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company’s Form 10-K for the year ended December 31, 2015 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.